UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2013

The Sherwin-Williams Company

(Exact Name of Registrant as Specified in Charter)

Ohio	1-04851	34-0526850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 West Prospect Avenue Cleveland, Ohio	44115
(Address of Principal Executive Offices)	(Zip Code)

(216) 566-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The final voting results for the proposals submitted for a vote of shareholders at the Annual Meeting of Shareholders of The Sherwin-Williams Company held on April 17, 2013 are set forth below.

Proposal 1. The shareholders fixed the number of directors of Sherwin-Williams at eight and elected the following eight nominees as directors of Sherwin-Williams to serve until the next Annual Meeting of Shareholders and until their successors are elected. The voting results were as follows:

Name	For	Withheld	Broker Non-Votes
Arthur F. Anton	84,555,326	417,196	7,050,820
Christopher M. Connor	82,288,581	2,683,941	7,050,820
David F. Hodnik	84,566,375	406,147	7,050,820
Thomas G. Kadien	84,471,381	501,141	7,050,820
Richard J. Kramer	84,465,032	507,490	7,050,820
Susan J. Kropf	82,586,008	2,386,514	7,050,820
Richard K. Smucker	81,903,301	3,069,221	7,050,820
John M. Stropki	82,267,686	2,704,836	7,050,820

Proposal 2. The shareholders approved, on an advisory basis, the compensation of the named executives. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
79,617,969	4,653,517	712,892	7,038,964

Proposal 3. The shareholders approved an amendment to Sherwin-Williams’ Amended Articles of Incorporation to implement majority voting in uncontested elections of directors. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
83,996,976	526,362	461,177	7,038,827

A copy of Sherwin-Williams’ Amended and Restated Articles of Incorporation, as amended through April 17, 2013, is attached hereto as Exhibit 3 and incorporated herein by reference.

Proposal 4. The shareholders approved the ratification of the appointment of Ernst & Young LLP as Sherwin-Williams’ independent registered public accounting firm for 2013. The voting results were as follows:

For	Against	Abstain
89,691,130	1,558,105	774,107

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed with this report:

Exhibit No.	Exhibit Description

3	Amended and Restated Articles of Incorporation of The Sherwin-Williams Company, as amended through April 17, 2013 (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SHERWIN-WILLIAMS COMPANY

April 22, 2013	By:	/s/ Catherine M. Kilbane
Catherine M. Kilbane
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description

3	Amended and Restated Articles of Incorporation of The Sherwin-Williams Company, as amended through April 17, 2013 (filed herewith).

3